Exhibit 10(n)

SUPPLEMENTAL TAX SHARING AGREEMENT
BETWEEN
AMERIPRISE FINANCIAL, INC. AND AMERIPRISE CERTIFICATE COMPANY

This Supplemental Tax Sharing Agreement (the “Agreement”), effective December 10, 2013, allocates deferred tax between Ameriprise Financial, Inc. and Ameriprise Certificate Company (collectively the “Parties”).

1.    Allocation and Settlement of Deferred Tax. The Parties agree to allocate and settle deferred tax consistent with the settlement of current tax under the Federal Income Tax Sharing Agreement, dated December 10, 2013. The Parties agree to settle Ameriprise Certificate Company’s deferred tax balance in the month in which this Agreement is executed, and thereafter, agree to settle subsequent changes in Ameriprise Certificate Company’s deferred tax balance within thirty (30) days of Ameriprise Financial Inc.’s next payment of estimated federal income tax. For purposes of settling deferred tax, the Parties may net deferred tax with other intercompany payables and receivables between the Parties.

2.    Definitions.

A.    “Deferred tax” means deferred federal income tax for purposes of United States generally accepted accounting principles.

B.    “Current tax” means federal income tax for purposes of the Internal Revenue Code (Title 26 of the United States Code) and the corresponding Treasury Regulations (Title 26 of the Code of Federal Regulations).

IN WITNESS WHEREOF, the Parties execute this Agreement as of this 10th day of December, 2013.

Ameriprise Certificate Company,

Signature	/s/ Mike Gilmore
Name & Title	Mike Gilmore - Assistant Treasurer

Ameriprise Financial, Inc.,

Signature	/s/ Mike Gilmore
Name & Title	Mike Gilmore - Assistant Treasurer